EXHIBIT 23

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-48075 and No. 333-64659) pertaining to the Bluegreen Corporation Retirement Savings Plan of our report dated May 24, 2003, with respect to the financial statements and schedule of the Bluegreen Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                               ERNST & YOUNG LLP

West Palm Beach, FL
June 26, 2003

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